Exhibit No. 4.2
   Form of Redeemable Common Stock Purchase Warrant Issued to Public in 1987
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                 [Specimen of Redeemable Warrant Certificate of
                       Electronic Control Security Inc.]

                               [SPECIMEN OMITTED]
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            [Reverse of Specimen of Redeemable Warrant Certificate of
                        Electronic Control Security Inc.]

                          [REVERSE OF SPECIMEN OMITTED]